UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 10, 2016

META FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22140	42-1406262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5501 South Broadband Lane, Sioux Falls, South Dakota 57108
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (605) 782-1767

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 10, 2016, Meta Financial Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Sandler O’Neill + Partners, L.P. (the “Underwriter”), with respect to the sale of $75,000,000 of its 5.75% fixed-to-floating rate subordinated notes due August 15, 2026 (the “Notes”). The Underwriting Agreement includes customary representations, warranties and covenants by the Company. The Company also agreed to indemnify the Underwriter against certain liabilities under the Securities Act of 1933, as amended. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

The Underwriter and its affiliates have engaged in, and may in the future engage in, financial advisory, investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. The Underwriter and its affiliates have received, or may in the future receive, customary fees and commissions for these services and transactions.

Item 8.01	Other Events.

On August 10, 2016, the Company priced the underwritten public offering of the Notes contemplated by the Underwriting Agreement. The Notes are being issued pursuant to the Prospectus dated July 12, 2016, filed as part of the Registration Statement on Form S-3 (File No. 333-212269) (the “Prospectus”), and the Prospectus Supplement dated August 10, 2016 (the “Prospectus Supplement”).

The offering of the Notes is expected to close on August 15, 2016, subject to customary closing conditions. The Company expects to realize net proceeds from the sale of the Notes of approximately $73,345,000, after giving effect to the underwriting discount and estimated expenses of the offering. The Company intends to use the net proceeds from the offering for general corporate purposes, potential acquisitions and investments in the Company’s wholly-owned subsidiary, MetaBank, as regulatory capital to support growth.

On August 11, 2016, the Company issued a press release announcing the pricing of its offering of the Notes, which press release is filed herewith as Exhibit 99.1.

This Current Report on Form 8-K and press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction. Any offering of the Notes is being made only by means of the Prospectus and the Prospectus Supplement.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description of Exhibit

1.1	Underwriting Agreement, dated August 10, 2016, by and among the Company, MetaBank and Sandler O’Neill + Partners, L.P.

99.1	Press release, dated August 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

META FINANCIAL GROUP, INC.

Date: August 11, 2016	By:	/s/ Glen W. Herrick Glen W. Herrick
Executive Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement, dated August 10, 2016, by and among the Company, MetaBank and Sandler O’Neill + Partners, L.P.

99.1	Press release, dated August 11, 2016.